GLOBAL UTILITY FUND, INC.
                    TREASURER'S CERTIFICATE


     The  undersigned,  Treasurer  of  Global Utility  Fund,  Inc.,  a  Maryland

corporation (the "Fund"), does hereby certify as follows:

     1.   For  the  fiscal  year ended September 30,  1996,  the  Fund issued  1,914,749 shares of Common Stock,  $.001  par  value consisting  of  1,268,505 Class A shares,  630,433  Class  B shares and 15,811 Class C shares.

     2.   In   respect  of  the  issuance  of  such  1,914,749  shares

          consisting  of  1,268,505 Class A shares,  630,433  Class  B shares  and  15,811 Class C shares, the Fund  received  cash consideration  of $28,371,678 consisting of $18,854,071  for

          Class  A  shares, $9,281,195 for Class B shares and $236,412 for Class C shares.

     3.   In  addition  to  the foregoing, for the fiscal  year  ended

          September  30,  1996,  the Fund issued 1,060,635  shares  of common  stock,  $.001  par  value,  representing  reinvested dividends,  consisting of 339,649 Class  A  shares,  718,862

          Class B shares and 2,124 Class C shares.  In respect of such

          issuance,   the   Fund   received  cash   consideration   of

          $15,648,910  (consisting of $5,017,345 for Class  A  shares,

          $10,600,234  for  Class B shares and  $31,331  for  Class  C shares.

     4.   With  respect  to each share issued, the Fund received  cash consideration not less than the net asset value per share on the date issued and not less than $.001.

     5.   At  no  time  during the fiscal year were there  issued  and outstanding  more  shares of the Fund's  Common  Stock  than authorized by the Articles of Incorporation.

     6.   To  the best of my knowledge and belief, the Fund is in good standing in the State of Maryland.

     In Witness Whereof, I have hereunto signed my name as Treasurer of the

Fund.

Date:   November 27, 1996

(SEAL)
Grace Torres